Exhibit 99.1

PRESS RELEASE

BERRY PETROLEUM ANNOUNCES SHARE REPURCHASE PROGRAM

DALLAS, Dec. 13, 2018 - Berry Petroleum Corporation (NASDAQ: BRY) (“Berry” or the “Company”) announced today that its Board of Directors has adopted a program for the opportunistic repurchase of up to $100 million of its common stock. Based on the Board’s evaluation of current market conditions for its stock they authorized current repurchases of up to $50 million under the program. Purchases may be made from time to time in the open market, in privately negotiated transactions or otherwise. The manner, timing and amount of any purchases will be determined by the Company based on its evaluation of market conditions, stock price, compliance with outstanding agreements and other factors, may be commenced or suspended at any time without notice and does not obligate the Company to purchase shares during any period or at all. Any shares acquired will be available for general corporate purposes.

About Berry Petroleum

Berry Petroleum Corporation is a publicly-traded (NASDAQ: BRY) California-based independent upstream energy company engaged primarily in the development and production of onshore conventional oil reserves located in the western United States.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the repurchase program, represent Berry’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Berry’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Berry does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Berry to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Berry’s shelf registration statement filed with the SEC and subsequently filed prospectus. Such risk factors and other factors could cause actual results to differ materially from those contained in any forward-looking statement.

Contact:
Berry Petroleum Corporation
Todd Crabtree - Manager, Investor Relations
(661) 616-3811
ir@bry.com

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